                                                                    EXHIBIT 1(b)


                             Union Tank Car Company



                                   $_________

                               _____% ___________

                                 [(Series ___)]

                             Underwriting Agreement


                                                          New York, New York
                                                          __________



Dear Ladies and Gentlemen:

     Union Tank Car Company, a Delaware corporation (the "Company"), proposes to cause to be sold to you the underwriters (the "Underwriters") $_______ aggregate principal amount of _____% _________ [(Series ___)], due _______, with the interest rate and principal installment payments as set forth in Schedule A hereto (the certificates, [together with the guaranty to be endorsed thereon by the Company,] being herein referred to as the "Securities"), to be issued under the Indenture, dated as of January 16, 1997 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee").

     1. Representations and Warranties. The Company represents and warrants to, and agrees with you, that:

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        (a) The Company meets the requirements for use of Form S-3 under the
     Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-______) on such Form, including a related Preliminary Prospectus (as hereinafter defined), for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following:
     (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus or (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4) under the Act. In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date (as hereinafter defined), all information (other than Rule 430A Information (as hereinafter defined)) required by the Act and the rules thereunder to be included in the Prospectus (as hereinafter defined) with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as hereinafter defined) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

        (b) On the Effective Date, the Registration Statement (as hereinafter defined) did or will, and when the Prospectus is first filed in accordance with Rule 424(b) (if required) and on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")
     and the rules thereunder; and, on the Effective Date, the   Prospectus, if
     not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however,

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     that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

        (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date, or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or, the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.



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        (d) The consolidated financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

        (e) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder.

        (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, results of operations or general affairs of the Company and its subsidiaries, taken as a whole.

        (g) The Company and each Significant Subsidiary (with such term having the meaning attributed to it under Rule 405 under the Act) of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company owns either directly or indirectly, all of the issued and outstanding capital stock of its subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance.

        (h) The execution and delivery by the Company of this Agreement, the Indenture and the Securities, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company, or any of its subsidiaries, or any material indenture, mortgage, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of its properties are bound, or any applicable law, rule, regulation, judgment, order or decree of any




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

     government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties; and, assuming due authorization, execution and delivery by all parties thereto other than the Company, no consent, approval, authorization, order or license of, or filing with or notice to any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Securities, the valid authorization, execution, delivery and performance by the Company of this Agreement and the Indenture or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Securities, except (w) such as are required under the Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states,
     (x) such filings, recordings or registrations with the Surface Transportation Board ("STB") and under Section 90 of the Railway Act of Canada as may be required and (y) such other filings, recordings or registrations as may be required under the Indenture or the Securities.

        (i) This Agreement and the Indenture, assuming due authorization, execution and delivery by the other parties thereto, have each been duly authorized by the Company and, when executed and delivered by the Company, will constitute valid and binding obligations of the Company. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus.

        (j) Ernst & Young LLP, who reported on the consolidated financial statements of the Company as of December 31, 199_ and for the year then ended, which statements are incorporated by reference in the Registration Statement and Prospectus, were, as of the date of its report on such consolidated financial statements, and are, as of the date hereof, independent auditors as required by the Act and the rules and regulations thereunder.

        (k) The Securities have been duly authorized by the Company and when duly executed and delivered by the Trustee and the Company in accordance with the terms of the Indenture and this Agreement, will be duly issued under such Indenture and will constitute valid and binding obligations of the Company, and the holders thereof will be entitled to the benefits of the Indenture.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to cause to be sold to you, and you agree to purchase, from the Trustee at a purchase price of 100% of the principal amount thereof, the Securities.

     As compensation to you, for your commitment and obligations hereunder in respect of the Securities, the Company will pay to you when due an amount equal to ____% of the




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

original aggregate principal amount of the Securities. The Company's payments under this paragraph shall be made simultaneously with the payment by you to the Trustee as specified in Section 3 hereof. Payment of such compensation shall be made by Federal funds check or other immediately available funds to the order of ____________________________________.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office of Neal, Gerber & Eisenberg, Two North LaSalle Street, Chicago, Illinois, at 9:00 a.m., Chicago time, on ________, or such later date (not later than _______) as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to you against payment by you of the purchase price thereof to or upon the order of the Trustee by Federal funds check or other immediately available funds. Certificates for the Securities shall be registered in such names and in such denominations as you may request not less than three full business days in advance of the Closing Date.

     The Company agrees to have the Securities available for inspection, checking and packaging by you in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

     4. Offering by the Underwriters. It is understood that, after the Registration Statement becomes effective, each of you propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5. Agreements.  The Company agrees with you that:

        (a) The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective and the Indenture to be qualified under the Trust Indenture Act. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if filing of the Prospectus is required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been





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

     filed or become effective, (iv) of any request by the Commission for any amendment to the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose (and the Company agrees that it will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof) and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) during the period when a prospectus relating to the Securities is required to be delivered under the Act, of the mailing or the delivery to the Commission for filing of any document to be filed pursuant to the Exchange Act.

        (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

        (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and the applicable rules and regulations thereunder.

        (d) The Company will furnish to you and your counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by you or a dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as you may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

        (e) The Company will cooperate with you and your special counsel to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will cooperate with you and your counsel to arrange for the determination of the legality of the Securities for purchase by institutional investors; provided, however, that the Company will not be required to qualify to do business in any jurisdiction in order to effect such qualification.

        (f) Between the date of this Agreement and the Closing Date, the Company will not, without your prior written consent, offer, sell, or enter into any agreement to sell, any public debt securities registered under the Act (other than the Securities).

        (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees, if necessary, that if the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

     6. Conditions to the Obligations of the Underwriters. Your obligations to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

        (a) The Registration Statement shall have become effective not later than (i) 5:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time, on such date or (ii) 12:00 noon, New York City time, on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

        (b) The Company shall have furnished to you and to Moody's Investors, Inc. Service and Standard and Poor's Corporation (together, the "Rating Agencies") if requested by you, the opinion of Neal, Gerber & Eisenberg, special counsel to the Company (incorporating and relying upon the opinions of Osler, Hoskin & Harcourt, special

     Canadian counsel to the Company, as to Canadian law matters, and Hogan & Hartson special STB counsel to the Company, as to STB matters), dated the Closing Date, to the effect that:

          (i) the Company and each of its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except in such jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

          (ii) all the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, all such capital stock is owned directly or indirectly by the Company, free and clear of any perferected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claims, liens or encumbrances;

          (iii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

          (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;


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


          (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment or supplement thereto (other than the financial statements and related schedules and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations thereunder;

          (vi) other than the rights of the Company under the Indenture, title to the equipment to be subjected to the Indenture will, when such equipment shall have been transferred to the Trustee as provided in the Indenture, be validly vested in the Trustee; the Indenture has been duly filed and recorded with the STB and the Registrar General of Canada and such equipment is subject to no liens or encumbrances of record at the STB and the Registrar General of Canada;

          (vii) this Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and
     (ii) as to provisions of this Agreement relating to indemnification or contribution for liabilities arising under the Act, as to which such counsel need express no opinion;

          (viii) no authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality, regulatory body or authority or court is required for the valid authorization, execution, delivery and performance by the Company of the Securities, this Agreement and the Indenture or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by you and such other approvals (specified in such opinion) as have been obtained;

          (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

          (x) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (xi) on the Closing Date, assuming due execution and delivery of the Securities by the Trustee and the Company, the Securities when issued against payment therefor as provided herein will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the holders of the Securities will be entitled to the benefits of the Indenture;

          (xii) the Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Prospectus; and

          (xiii) the Indenture cannot be terminated by the Company for so long as the Securities are outstanding.

In passing on the form of the Registration Statement and the Prospectus and each amendment and supplement thereto, such counsel may state that it has not



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

     independently verified the accuracy, completeness or fairness of the statements made or included therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus as amended or supplemented, its activities in connection with the preparation thereof and its participation in conferences with certain officers and employees of the Company, its subsidiaries and its affiliates and with representatives of Ernst & Young LLP and any others referred to in such opinion,and subject to the same qualifications, such counsel may also state that, although they are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and have not made any independent check or verification thereof, nothing has come to their attention in their examination of the Registration Statement, their participation in the preparation thereof and participation in the above-referenced conferences that has caused them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may state that it expresses no opinion as to the laws of any jurisdiction other than the State of Illinois, the General Corporation Law of the State of Delaware and the Federal law of the United States of America and may rely (A) as to matters involving the application of (x) laws of Canada or its Provinces and (y) laws, rules and regulations with respect to the Interstate Commerce Commission to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to you and your counsel and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials, and may assume for purposes of its opinion set forth in Section 6(b)(vi) that the laws of the State of New York are identical to the laws of the State of Illinois.

        (c) You shall have received from Mayer, Brown & Platt, your special counsel, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

        (d) The Company shall have furnished to you a certificate of the Company, signed by the President or any Vice President and the principal financial officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the Company's knowledge, no proceedings for that purpose have been instituted or threatened; and

                 (iii) since the date of the most recent financial statements included and/or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

        (e) At the Execution Time and at the Closing Date, Ernst & Young LLP shall have furnished to you a letter or letters, dated, respectively, as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, confirming that they are independent auditors within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that in their opinion the audited consolidated financial statements and schedules thereto incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations thereunder with respect to registration statements on FormES-3; and that nothing came to their attention which caused them to believe that the amounts under the caption "Selected Financial Information" for each of the five years ended December 31, 199 _ included in the Registration Statement and the Prospectus, do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived; and as to the periods for which it served as the Company's independent auditor, such financial statements were covered by unqualified reports issued by them; and that they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Selected Financial Information", and in Exhibit 12 to the Registration Statement agrees with the accounting records and schedules of the Company and its subsidiaries, excluding any questions of legal interpretation.


         References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

         (f) In addition, Ernst & Young LLP shall have furnished to you a letter or letters, dated, respectively, as of the Execution Time and as of the Closing Date, in form and substance satisfactory to you, to the effect that on the basis of a reading of the unaudited condensed financial statements of the Company contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended ________, ________ and ________ incorporated by reference in the Registration Statement, the amounts set forth under the captions "Selected Financial Information" and "Capitalization" included in the Registration Statement and the Prospectus and of the latest unaudited consolidated financial statements made available to them by the Company and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to _________, nothing came to their attention which caused them to believe that (A) the unaudited consolidated financial statements of the Company incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the rules and regulations thereunder as they apply to Form 10-Q or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements of the Company incorporated by reference in the Registration Statement, and (B) with respect to the period subsequent to _______, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the borrowed debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholder's equity of the Company and its subsidiaries as compared with the amounts shown on the _________, unaudited consolidated balance sheet data included in

     "Selected Financial Information" in the Registration Statement and the Prospectus, or for the period from _________ to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues from net sales and services, or in income before income taxes or net income, of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by you.

        (g) Subsequent to the Execution Time or, if earlier, the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (e) and (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries taken as a whole the effect of which, in any case referred to in clause (i) or (ii) above, is, in your judgment, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

        (h) Subsequent to the Execution Time and prior to the Closing Date, there shall not have occurred any downgrading nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change in the rating accorded the Company's debt securities by the Rating Agencies as of the Execution Time.

        (i) Prior to the Closing Date, the Company shall have furnished to you and the Rating Agencies such further information, certificates and documents as you and they may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and your counsel, this Agreement and all your obligations hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     7. Reimbursement of the Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to your obligation set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, the Company will reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by you in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you and each person who controls you within the meaning of either the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which you or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agree to reimburse you and each such controlling person for any legal or other expenses reasonably incurred by you or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to your benefit (or to the benefit of any person controlling you) if the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) You severally (and not jointly) agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to you furnished to the Company by or on behalf of you specifically for use in the preparation of the documents referred to in clause
(a) of this

Section 8. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus and the stabilization language included on the inside front cover of any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of you for inclusion in any Preliminary Prospectus or the Prospectus, and you confirm that such statements are correct.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and you shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and you may be subject in such proportion so that each of you are responsible only for that portion represented by the percentage that the aggregate underwriting commission in respect of the Securities appearing on the cover page of the Prospectus bears to the aggregate public offering price in respect of such Securities appearing thereon and the Company is responsible for the balance; provided, however, that (y) in no case shall you be responsible for any amount in excess of such aggregate underwriting commission and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls you within the meaning of the Act shall have the same rights to contribution as you, and each person who controls the Company within the meaning of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and
(z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     9. Termination. This Agreement shall be subject to termination in your absolute discretion by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal, New York State or Illinois State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities.

     10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of its officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telegraphed and confirmed in the case of _________________ at ________________,
Attention:  ________________; in the case of _________________ at ____________,
Attention: _____________; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 225 West Washington Street, Chicago, Illinois 60606, Attention: Secretary.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                             Very truly yours,

                                             UNION TANK CAR COMPANY


                                             By:________________________________
                                                Name:
                                                Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date first written
above:


By:_______________________________
   Name:
   Title:

                                   Schedule A





                    Aggregate Principal  Interest      Principal Installment
[Name of Security]  Amount                Rate              Payments
--------------------------------------------------------------------------------
                    $                     %                       $